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                          Exhibit 4.01(a) -  Consent to Credit Agreement among
                                             U.S.A. Floral Products, Inc.,
                                             various Lending Institutions and
                                             Bankers Trust Company, as Agent,
                                             dated as of January 26, 1998.


                          CONSENT TO CREDIT AGREEMENT
                          ---------------------------

     CONSENT (this "Consent"), dated as of January 26, 1998, among U.S.A. FLORAL PRODUCTS, INC., a Delaware corporation (the "Borrower"), the lenders party to the Credit Agreement referred to below (the "Banks") and BANKERS TRUST COMPANY, as agent (the "Agent"). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement are used herein as so defined.

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, the Borrower, the Banks and the Agent are parties to a Credit Agreement, dated as of October 16, 1997 (the "Credit Agreement");

     WHEREAS, the Borrower wishes to consummate a transaction (the "Acquisition") whereby it will acquire all of the issued and outstanding capital stock of each of (i) Continental Farms, LTD and (ii) Atlantic Bouquet Co., Ltd for a total consideration of $55,000,000, consisting of $27,500,000 in cash and $27,500,000 of the common stock of the Borrower; and

     WHEREAS, in connection with the Acquisition, the Borrower has requested that the Banks grant, and the Banks have agreed to grant (subject to the terms and conditions hereof), the consent provided herein;

     NOW, THEREFORE, it is agreed:

  1. Notwithstanding anything to the contrary contained in Section 8.02(f)(i) of the Credit Agreement, the Banks hereby consent to the consummation of the Acquisition with the consideration payable as set forth above.

  2. Notwithstanding anything to the contrary contained in Section 8.02(f)(v) of the Credit Agreement, the Banks hereby agree that for purposes of demonstrating compliance with Section 8.02(f)(v) of the Credit Agreement in connection with the Acquisition, the financial information required to be delivered by the Borrower may be prepared based on the Test Period of the Borrower ended September 30, 1997.

  3. In order to induce the Banks to enter into this Consent, the Borrower hereby represents and warrants that (i) the representations, warranties and agreements contained in Section 6 of the Credit Agreement are true and correct in all material respects on and as of the Consent Effective Date (as defined below), both before and after giving effect to this Consent and (ii) there
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exists no Default or Event of Default on the Consent Effective Date, both before and after giving effect to this Consent.

  4. This Consent is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document.

  5. This Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts shall be lodged with the Borrower and the Agent.

  6. THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

  7. This Consent shall become effective on the date (the "Consent Effective Date") when the Borrower and the Required Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile) the same to the Agent at the Notice Office.

  8. From and after the Consent Effective Date, all references in the Credit Agreement and in the other Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby.

                                   *   *   *
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     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Consent as of the date first above written.

                                           U.S.A. FLORAL PRODUCTS, INC.


                                           By:    /s/ Raymond C. Anderson
                                              --------------------------------
                                                Title:  Chief Financial Officer

                                           BANKERS TRUST COMPANY,
                                            Individually and as Agent


                                           By:    /s/ David J. Bell
                                              --------------------------------
                                                Title: Vice President

                                           BANKBOSTON, N.A.


                                           By:    /s/ Pamela A. Kuong
                                              --------------------------------
                                                 Title:  Vice President

                                           CORESTATES BANK, N.A.


                                           By:
                                              --------------------------------
                                               Title:

                                           LA SALLE NATIONAL BANK

                                           By:       /s/ Todd Lanscioni
                                              --------------------------------
                                               Title:

                                           FLEET BANK, N.A.

                                           By:       /s/ Thomas Levy
                                              --------------------------------
                                               Title:  Vice President